UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 24, 2019

Carbonite, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35264	33-1111329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Avenue de Lafayette

Boston, Massachusetts 02111

(Address of principal executive offices, including zip code)

(617) 587-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.l 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CARB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 24, 2019, in connection with the Merger (as defined below), Carbonite, Inc., a Delaware corporation (the “Company”), entered into a first supplemental indenture, dated as of December 24, 2019 (the “Supplemental Indenture”), with U.S. Bank National Association, as trustee (the “Trustee”), to the Indenture dated as of April 4, 2017 between the Company, as issuer, and the Trustee, relating to the Company’s 2.50% Convertible Senior Notes due 2024 (the “Notes”) (as supplemented by the Supplemental Indenture, the “Indenture”). The Supplemental Indenture provides that, at and after the effective time of the Merger, the right to convert each $1,000 principal amount of the Notes will be changed into the right to convert such principal amount of the Notes solely into cash in an amount equal to the Conversion Rate (as defined in the Indenture) in effect on the Conversion Date (as defined in the Indenture) (as may be increased by any additional shares pursuant to Section 14.03 of the Indenture) multiplied by $23.00.

The foregoing is only a brief description of the Supplemental Indenture and is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement

Credit Agreement

In connection with the completion of the Merger (as defined below), on December 24, 2019, the Company terminated its credit agreement (the “Credit Agreement”), dated March 26, 2019, with Barclays Bank PLC as administrative agent and certain other lenders. In connection with such termination, the Company paid Barclays Bank PLC approximately $469.95 million in aggregate principal, interest and fees that were outstanding and payable under the Credit Agreement at the time of its termination, and all liens on assets of the Company and its subsidiaries guaranteeing such facility, together with such subsidiary guarantees, were released and terminated. The Company incurred no early termination penalty in connection with termination of the Credit Agreement. The material terms of the Credit Agreement are described in the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on March 26, 2019. Such description is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously announced, on November 10, 2019, Open Text Corporation, a corporation incorporated under the federal laws of Canada (“OpenText”) and Coral Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of OpenText (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with the Company. Pursuant to the Merger Agreement, and on the terms and subject to the conditions thereof, Purchaser commenced a tender offer on November 25, 2019 to acquire all of the outstanding shares of common stock, par value $0.01 per share, of the Company (each, a “Share”) at a purchase price of $23.00 per Share in cash, without interest and net of applicable withholding of taxes (the “Offer Price”), upon the terms and conditions set forth in the Offer to Purchase dated November 25, 2019 (as amended or supplemented, the “Offer to Purchase”), and in the related Letter of Transmittal (as amended or supplemented, the “Letter of Transmittal” and together with the Offer to Purchase, the “Offer”).

On December 24, 2019, OpenText announced that the Offer expired at one minute after 11:59 P.M., Eastern time, on December 23, 2019 (the “Expiration Time”). The Depositary (as defined in the Offer to Purchase) has advised OpenText and Purchaser that immediately prior to the Expiration Time there were validly tendered and not withdrawn (and excluding any Shares tendered pursuant to guaranteed delivery procedures that have not yet been “received” (as defined in Section 251(h)(6)(f) of the Delaware General Corporation Law (the “DGCL”)), a total of 28,703,509 Shares. The validly tendered Shares represent approximately 81.51% of the Shares outstanding immediately prior to the Expiration Time. In addition, notices of guaranteed delivery have been delivered with respect to 3,482,105 Shares. The number of Shares (excluding Shares tendered pursuant to guaranteed delivery procedures that have not yet been “received” (as defined in Section 251(h)(6)(f) of the DGCL)) tendered into the Offer satisfied the Minimum Condition (as defined in the Merger Agreement) immediately prior to the Expiration Time. All conditions to the Offer have been satisfied or waived. Purchaser has accepted for payment all Shares that were validly tendered pursuant to the Offer and not withdrawn prior to the Expiration Time.

On December 24, 2019, following the expiration of the Offer and acceptance for payment of the Shares tendered pursuant to the Offer, OpenText completed its acquisition of the Company pursuant to the terms of the Merger Agreement. Pursuant to the terms and conditions of the Merger Agreement, Purchaser merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of OpenText, without a stockholder vote to adopt the Merger Agreement or effect the Merger in accordance with Section 251(h) of the DGCL. As a result of the Merger, each Share outstanding immediately prior to the effective time of the Merger (the “Effective Time”) was converted into the right to receive the Merger Consideration (as defined in the Merger Agreement) in cash, without interest, and net of applicable withholding of taxes (which is the same amount per Share that will be paid in the Offer), other than Shares held by OpenText or the Company, or by any wholly-owned subsidiary of OpenText (including Purchaser) or the Company, or held by stockholders who properly exercised appraisal rights under Section 262 of the DGCL or Shares irrevocably accepted for purchase pursuant to the Offer.

As a result of the Merger, the Shares will be delisted and will cease trading on the Nasdaq Stock Market LLC (“Nasdaq”). OpenText and Purchaser intend to take steps to cause the termination of the registration of the Shares under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and to suspend all of the Company’s reporting obligations under the Exchange Act as promptly as practicable.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on November 12, 2019, and which is incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosures under Item 1.01 and Item 8.01 are incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the transactions described in Item 2.01 of this Current Report on Form 8-K, the Company no longer fulfills the numerical listing requirements of Nasdaq. Accordingly, on December 24, 2019, (i) the Company requested that Nasdaq suspend trading of the Shares effective at the close of business on December 24, 2019, (ii) the Company notified Nasdaq of its intent to remove its Shares from listing on Nasdaq, and (iii) Nasdaq filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Exchange Act, on Form 25 to delist and deregister the Shares. The delisting will become effective ten days after the filing of the Form 25. The Company also intends to file with the SEC a certification on Form 15 under the Exchange Act requesting deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act and deregistration of its Shares under Section 12(g) of the Exchange Act.

The information set forth or incorporated by reference in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modifications to Rights of Security Holders.

The information set forth or incorporated by reference in Items 2.01, 3.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the completion of the Offer, a change in control of the Company occurred. Upon the consummation of the Merger, the Company became a wholly-owned subsidiary of OpenText. The total merger consideration paid in connection with the Offer and the Merger was approximately $894.19 million.

The information set forth or incorporated by reference in Items 2.01, 3.01, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement and effective as of the Effective Time on December 24, 2019, Stephen Munford, David Friend, Todd Krasnow, Scott Daniels, Charles Kane, Marina Levinson and Linda Connly resigned as members of the Company’s Board of Directors and Gordon A. Davies and Madhu Ranganathan, the directors of Purchaser immediately prior to the Effective Time, became the directors of the Company. At the time Mr. Davies and Ms. Ranganathan assumed the roles of directors, it had not yet been determined on which committees, if any, of the Company’s Board of Directors each of them would serve.

In addition, effective as of the Effective Time on December 24, 2019, the Company removed Stephen Munford as Interim Chief Executive Officer and President, Anthony Folger as Chief Financial Officer, John Post as Chief Operating Officer, Chad Bacher as Chief Product Officer, Hal Lonas as Chief Technology Officer, Craig Stilwell as Chief Revenue Officer, Cassandra Hudson as Vice President of Finance and Chief Accounting Officer and Paul Mellinger as Senior Vice President of Global Sales; and the Company appointed Madhu Ranganathan as President and Treasurer, and Gordon Davies as Secretary.

Information about Mr. Davies and Ms. Ranganathan is contained in the Offer to Purchase, filed as Exhibit (a)(l)(A) to the Tender Offer Statement on Schedule TO originally filed by OpenText and Purchaser with the SEC on November 25, 2019, which is included as Exhibit 20.1 to this Current Report on Form 8-K and incorporated herein by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety, effective as of the Effective Time. Copies of the Company’s amended and restated certificate of incorporation and amended and restated bylaws are included as Exhibit 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 24, 2019, OpenText issued a press release (the “Press Release”) regarding the matters described in this Current Report on Form 8-K. A copy of the Press Release was filed as Exhibit (a)(5)(M) to Amendment 5 to the Schedule TO filed by OpenText on December 26, 2019. The Press Release is incorporated by reference into this Item 7.01, and the foregoing description of the Press Release is qualified in its entirety by the full text of the Press Release. The information in this Item 7.01 (and in the Press Release) is being furnished to, and shall not be deemed “filed” with, the SEC for purposes of the Section 18 of the Exchange Act. The website addresses of OpenText and the Company are included in the Press Release as inactive textual references only. The information contained on these websites is not part of the Press Release and shall not be deemed furnished to the SEC.

Item 8.01	Other Events.

The description contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in its entirety into this Item 8.01.

The consummation of the Merger constitutes a Fundamental Change, a Make-Whole Fundamental Change and a Specified Corporate Event under the Indenture (each, as defined in the Indenture). Accordingly, the effective date of the Fundamental Change and the Specified Corporate Event and the Effective Date (as defined in the Indenture) of the Make-Whole Fundamental Change is December 24, 2019. The Indenture provides that, as a result of the Fundamental Change, and subject to the terms of the Indenture, each holder of the Notes will have the right to require the Company to purchase such holder’s Notes for cash at a repurchase price equal the principal amount of such Notes plus accrued and unpaid interest thereon to, but excluding, the repurchase date designated by the Company (the “Fundamental Change Repurchase Date”) in a notice to the holders of the Notes and the Trustee (the “Fundamental Change Company Notice”), which Fundamental Change Repurchase Date will be not less than 20 or more than 35 calendar days following the date of delivery of the Fundamental Change Company Notice. Alternatively, as a result of the Make-Whole Fundamental Change, and subject to the terms of the Indenture, each holder of the Notes will have the right to surrender such holder’s Notes for conversion at any time from and after December 24, 2019 and until 5:00 p.m., New York City time, on the Business Day (as defined in the Indenture) immediately preceding the Fundamental Change Repurchase Date (such period, the “Make-Whole Fundamental Change Period”). Holders who convert their Notes during the Make-Whole Fundamental Change Period will be entitled to convert their Notes at an increased Conversion Rate as provided in Section 14.03 of the Indenture. Pursuant to Section 14.03 of the Indenture, the Conversion Rate applicable to Notes that are surrendered for conversion during the Make-Whole Fundamental Change Period, will be increased by 7.7633 per $1,000 principal amount of Notes to yield a Conversion Rate of 38.7034 per $1,000 principal amount of Notes. Accordingly, the total amount of conversion consideration to be paid for each $1,000 principal amount of Notes surrendered for conversion during the Make-Whole Fundamental Change Period is expected to be $1,068.7341 in cash. In accordance with the Indenture, the Company will provide the Fundamental Change Company Notice on or before the 20th Business Day after the occurrence of the Merger.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of November 10, 2019, by and among Open Text Corporation, Coral Merger Corp., Inc. and Carbonite, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Carbonite, Inc. on November 12, 2019)

3.1	Ninth Amended and Restated Certificate of Incorporation of Carbonite, Inc.

3.2	Amended and Restated Bylaws of Carbonite, Inc.

4.1

Indenture (including form of Note), dated as of April 4, 2017, by and between Carbonite, Inc. and U.S. Bank National Association, as trustee. (Filed as Exhibit 4.1 to Form 8-K filed with the Securities and Exchange Commission on April 4, 2017 and incorporated herein by reference.)

4.2	First Supplemental Indenture, dated as of December 24, 2019 between Carbonite, Inc. and U.S. Bank National Association, as trustee.

20.1	Offer to Purchase dated November 25, 2019 (incorporated by reference to Exhibit (a)(1)(A) to the Schedule TO filed by Open Text Corporation on November 25, 2019)

99.1

Press Release issued by Open Text Corporation on December 24, 2019 (incorporated by reference to Exhibit (a)(5)(M) to Amendment 5 to the Schedule TO filed by Open Text Corporation on December 26, 2019)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBONITE, INC.

December 26, 2019	By:	/s/ Gordon A. Davies
Gordon A. Davies Secretary